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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-4 of DIMON Incorporated of our report dated August 18, 2000 relating to the financial statements and financial statement schedule, which appears in DIMON Incorporated's Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Atlanta, Georgia
November 20, 2001